UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 19, 2013

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 19, 2013, CNB Financial Corporation (the “Company”) announced that it has received the requisite regulatory approvals to proceed with the previously-announced acquisition of FC Banc Corp. (“FC”), which acquisition is to be effected pursuant to that certain Agreement and Plan of Merger, dated as of March 26, 2013, by and between the Company and FC (the “Merger Agreement”). Additionally, the Company announced that at a special meeting of FC shareholders held on September 19, 2013, the shareholders of FC voted to adopt the Merger Agreement.

The Company and FC intend to consummate the transaction in October 2013 following the satisfaction of all closing conditions. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (3) costs or difficulties related to the integration of the business following the proposed merger; (4) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (5) changes in general business, industry or economic conditions or competition; (6) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (7) adverse changes or conditions in capital and financial markets; (8) changes in interest rates or credit availability; (9) the inability to realize expected cost savings or achieve other anticipated benefits in connection with the proposed merger; (10) changes in the quality or composition of loan and investment portfolios; (11) adequacy of loan loss reserves and changes in loan default and charge-off rates; (12) increased competition and its effect on pricing, spending, third-party relationships and revenues; (13) loss of certain key officers; (14) continued relationships with major customers; (15) deposit attrition necessitating increased borrowings to fund loans and investments; (16) rapidly changing technology; (17) unanticipated regulatory or judicial proceedings and liabilities and other costs; (18) changes in the cost of funds, demand for loan products or demand for financial services; and (19) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

The foregoing list should not be construed as exhaustive, and the Company and FC undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see filings made by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of CNB dated September 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: September 19, 2013	By:	/s/ Brian W. Wingard
Brian W. Wingard
Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press release of CNB dated September 19, 2013